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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHERN UNION COMPANY
(Exact name of Registrant as Specified in Charter)

Delaware	75-0571592

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One PEI Center Second Floor Wilkes-Barre, PA (570) 820-2400	18711

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-102388

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing one-tenth of a share of 7.55% Noncumulative Preferred Stock, Series A	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the Depositary Shares, each representing a one-tenth interest in a share of 7.55% Noncumulative Preferred Stock, Series A of Southern Union Company, a Delaware corporation.

        For a description of the Registrant's Depositary Shares being registered hereby, including the 7.55% Noncumulative Preferred Stock, Series A, which is represented by the Depositary Shares, reference is made to the Prospectus Supplement dated October 1, 2003 to the Prospectus, dated April 18, 2003, contained in the Registration Statement (SEC File No. 333-102388) on Form S-3 of Southern Union Company, Southern Union Financing II and Southern Union Financing III, filed with the Commission on January 7, 2003, as amended and supplemented, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference).
3.2	Amendment to Restated Certificate of Incorporation of the Registrant, which was filed with the Secretary of State of Delaware and became effective on October 26, 1999. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
3.3	Bylaws of the Registrant, as amended. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
4.1*	Form of Certificate of Designations, Preferences and Rights re: Southern Union Company 7.55% Noncumulative Preferred Stock, Series A.
4.2*	Form of Deposit Agreement between the Registrant and the depositary named therein.
4.3	Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit No. 4.2 of this Form 8-A).

*
Filed herewith

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN UNION COMPANY
Dated: October 2, 2003	By:	/s/ DENNIS K. MORGAN Dennis K. Morgan Executive Vice President—Administration and General Counsel

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE